Exhibit 99.1

ECD Automotive Design Granted Continued Listing by the Nasdaq Hearings Panel

KISSIMMEE, Fla., September 22, 2025-- ECD Automotive Design, Inc. (NASDAQ: ECDA), the (“ECD” or the “Company”), the world’s largest Land Rover and Jaguar restoration company known for its custom luxury builds, including bespoke Defenders, Range Rovers, Jaguar E-Types, Ford Mustangs and Toyota FJs, today announced that the Nasdaq Hearings Panel (the “Panel) granted the request of ECD to continue its listing on The Nasdaq Stock Market (“Nasdaq”). ECD’s continued listing on Nasdaq is subject to the following conditions:

●	On or before October 1, 2025, the Company shall demonstrate compliance with the minimum bid price under Nasdaq Listing Rule 550(a)(2) by have a closing bid price of $1.00 or more for ten (10) consecutive trading days;

●	On or before January 7, 2026, the Company shall demonstrate compliance with the equity standard under Nasdaq Listing Rule 5550(b) by having stockholder equity of at least $2.5 million.

Scott Wallace, CEO and Co-Founder of ECD, commented: “We are pleased with the Panel’s decision, which allows ECD to maintain its Nasdaq listing while we work diligently to meet the conditions outlined. Our recent financial results demonstrate encouraging momentum with record quarterly revenue and the expansion of our product offering. We remain focused on disciplined execution and strengthening our financial position to deliver long-term value for our shareholders.”

The Company expects to comply with both the minimum bid price requirement and the equity standard requirement within the time periods mandated by the Panel.

On September 18, 2025, to address the $1.00 minimum bid price requirement, the Company implemented a 1-for-40 reverse stock split of its issued and outstanding common stock.

To address the equity standard, in June of 2025, the Company executed a $500 million equity line of credit, and a lender recently converted $15.5 million in debt to preferred equity and purchased an additional $1.1 million of preferred stock.

About ECD Auto Design

ECD, a public company trading under ECDA on the Nasdaq, is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rover Defenders, Land Rover Series IIA, the Range Rover Classic, the Jaguar E-Type and we have recently added Ford Mustang and Toyota FJ. Historically, each vehicle produced by ECD was fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads’ whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 102 staff with 67 talented craftsmen and technicians, who hold a combined 66 ASE and three master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “attempting,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2024 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Relations

investorrelations@ecdautodesign.com